                                                                   EXHIBIT 10.44










                              SUPPLY AGREEMENT II

                                    BETWEEN

                        RAYTHEON COMMERCIAL LAUNDRY LLC

                                      AND

                                [APPLIANCE CO.]

                                  DATED AS OF

                              SEPTEMBER 10, 1997

                              SUPPLY AGREEMENT II
                              -------------------


        As of the 10th day of September, 1997, Raytheon Commercial Laundry LLC, a Delaware limited liability company, with its principal office at Shepard Street, Ripon, Wisconsin, 54971 (hereinafter referred to as "Buyer") and [Appliance Co.] (hereinafter referred to as "Seller"), in consideration of the mutual covenants contained herein and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

Section 1.      SALE AND PURCHASE

        Seller will manufacture and sell to Buyer, and Buyer will purchase from Seller, **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

Section 2.      TERM OF AGREEMENT

        (a) This Agreement shall be in effect from **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

        (b) For purposes of this Agreement the "Expiration Date" shall mean, **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

        (c) In the event of non-renewal at Buyer's request, **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**




--------------------
** Multiple asterisks indicate that the portion of this document so marked has been omitted as a confidential portion of this document and has been filed separately with the Commission.

Section 3.      PURCHASE PRICE.

        (a) The unit prices of the Products shall be the prices set forth opposite the model number on **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

        (b) If the Buyer chooses to renew this Agreement in accordance with
        Section 2(a), **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**


Section 4.      PURCHASE LIMITS

        (a) Buyer shall purchase from Seller the following **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

        (b) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

        (c) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**


Section 5.      PRICE INCREASES.

        **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

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Section 6.      PURCHASE PROCEDURES

        (a) Beginning on the Effective Date and each week thereafter, Buyer shall provide Seller with (i) a production order (a "Production Order") setting forth total quantities of Product by model number to be purchased by Buyer per week **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

        (b) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

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                (i) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

                (ii) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

        (c) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

        (d) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

        (e) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**


Section 7.      SHIPMENT

        (a) Shipment information and production schedules will be electronically communicated, telephoned, or faxed to:

                        Buyer
                        Shepherd Street
                        Ripon, WI 54971
                        Phone: 414-748-1730
                        Fax:   414-748-4334

        (b) Within twenty-four (24) hours of shipment, Seller will communicate to Buyer a shipment notification (the "Shipment Notification"), referencing Buyer's Production Order and citing any deviations therefrom. Seller shall issue shipping documents and invoices billing Buyer for Products promptly upon delivery of such Products to Buyer. **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

Section 8.      DELIVERY, TITLE AND RISK OF LOSS

        (a) Subject to the provisions of this Agreement, Products shall be delivered to Buyer in accordance with instructions of Buyer submitted to Seller from time to time. **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

        (b) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST.**

Section 9.      DELAYS IN DELIVERY

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(a)  Time is of the essence for all deliveries pursuant to this Agreement.
**OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

(b) If Seller does not comply with Buyer's requirements herein, Buyer may, in addition to any other remedies which Buyer may have under the Uniform Commercial Code or this Agreement, **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT
REQUEST**

(c)  **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

(d) Neither party shall be liable for any failure, inability or delay in performing its obligations hereunder if such failure, inability or delay is due to an act of God, war, explosion or sabotage, accident, casualty, Government law, Order or Regulation. Due diligence and every reasonable effort shall be used by each party in curing such cause and in resuming performance, such as substitution of material sources or utilization of overtime or additional workers. **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

Section 10.     DESIGN; PRODUCT CHANGES

        (a) Products manufactured by Seller for Buyer under this Agreement shall be of Seller's design and manufacture, except for those changes specified elsewhere herein, shall conform in quality and safety to comparable Seller models, and shall be inspected at Seller's factory in accordance with Seller's standard factory test procedures.

        (b) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

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        (c) Samples for test purposes will be supplied to Buyer by Seller for each new model planned for purchase by Buyer in an amount to be mutually agreed upon by the parties. Such samples will generally lack U.L. and other code board approvals and are not merchantable by Buyer. **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST** Samples shall otherwise be delivered in accordance with the same terms as govern the delivery of Products.

        (d) Buyer's prior acceptance of any prototype shall not prejudice Buyer's right to reject said samples produced as a result of such prototype, and Buyer shall be under no obligation to purchase Products resulting from the acceptance of such prototypes if Buyer subsequently rejects said samples.

        (e) For new models, Seller shall prepare and supply to Buyer product information for each model. This will include operating instructions, care and maintenance, special safety warnings and installation instructions. Buyer will then develop the artwork and send it to Seller of technical review. After approval, Buyer will send negatives or disks to Seller for the owner's manual installation instruction book (one book). The artwork will be delivered within twenty-eight (28) days from receipt of final changes to Seller, and Seller will print the manuals for use in production. Within fourteen (14) days of Initial production, Seller will deliver to Buyer ten (10) copies of the printed manual for Buyer-required archiving.

Section 11.     NEW PROPOSALS

        (a) Buyer or Seller (the "Proposing Party") may, at any time, propose in writing to the other party (the "Responding Party") additional changes to the design, appearance, manufacture, materials, or other aspects of production of any Product (each a "Proposal"), which proposal shall provide a brief description of the reasons for such Proposal and the expected benefits, including cost savings, to result from implementation of such Proposal. **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT
        REQUEST**


        (b) Upon acceptance of any Proposal, the Seller shall follow the procedures outlined in Section 10(c) with respect to production of samples.

        (c) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

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Section 12. TOOLING, UNIQUE MATERIALS OR EQUIPMENT

     If design changes implemented pursuant to Section 10 or 11 require specific tooling, equipment or material different from that required for Seller's manufacture of Products for Buyer and different from that required for manufacture of Products for sale by Seller itself or by Seller to other customers, Seller agrees to develop tooling as required by Buyer to achieve appropriate Product differentiation. ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST** Buyer reserves the right to review all tooling, equipment or material and associated documentation at any time and reserves the right to first piece article approval as may be specified by Buyer.

Section 13. COMMERCIAL UNIQUE DESIGNS

     (a) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

     (b) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

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     (c) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

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     (d) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

Section 14. INCOMPLETE HOME DESIGNS

         ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

Section 15. ENGINEERING SUPPORT

         ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

Section 16. TOOLING, UNIQUE MATERIALS OR EQUIPMENT

     If design changes implemented pursuant to Sections 15 or 16 require specific tooling, equipment or material different from that required for Seller's manufacture of Products for Buyer and different from that required for manufacture of Products for sale by Seller itself or by Seller to other customers, Seller agrees to develop tooling as required by Buyer to achieve appropriate Product differentiation. **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST** Buyer reserves the right to review all tooling, equipment or material and associated documentation at any time and reserves the right to first piece article approval as may be specified by Buyer.

Section 17. QUALITY CONTROL PLANS AND GOALS

     (a) At Buyer's request, Seller shall submit its documented quality plans (each, a "Quality Plan") for Products to Buyer for review. If Buyer reasonably determines that any Quality Plan is not adequate to assure that the Products will meet the quality levels specified under Section 20 hereof ("Warranty: Epidemic Failures") or Buyer's desired level of quality (which such desired level of quality shall be commercially reasonable), the parties agree to discuss and resolve those elements of the Quality Plan which Buyer has determined are not adequate.

     (b) At such time as the parties shall agree, and at least twice per year, Seller and Buyer shall review and discuss Seller's written plans and proposals regarding the improvement of the Products' quality and the likely effect of such plans and proposals. **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

Section 18. TRADEMARK

     (a) The Products shall, except as otherwise provided below, bear only the **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST** trade names and/or trademarks. Any rights which may accrue from the use of any such trademarks or trade names on such Products shall inure to the sole benefit of Buyer.

     (b) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

     (c) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

     (d) It is understood and agreed that the names and trademarks of each of the parties hereto shall remain such party's sole and exclusive property, and neither Seller nor Buyer nor the divisions, subsidiaries, or affiliates thereof shall use or authorize the use of trade names or trademarks on Products covered by this contract which are so similar to the names or trademarks of the other party as to be likely to cause confusion of origin or otherwise deceive the public. Upon termination or expiration of this Agreement, each party will, upon the request of the other, execute such documents respecting the other's trademarks as might be necessary or desirable to fully restore to the respective parties hereto any and all rights which might inadvertently have been lost or jeopardized as a result of operations under this Agreement.

     (e) Buyer agrees not to use any trademarks or trade names of Seller on or in connection with the Products, nor to refer to Seller or any of its divisions, subsidiaries or affiliates in any of Buyer's promotional literature or in any other advertising relating to the Products. Buyer will take all reasonable acts to discourage any use of Seller's trademarks or trade names by any dealer or distributor in connection with Products.

     (f) Anything to the contrary notwithstanding, in the event any statute, law, rule or regulation of any of the states or other jurisdictions in which the Products are sold requires that the name of the manufacturer of Products be indicated or manifested thereon, such identification as is necessary to comply with such statute, law, rule or regulation may be placed on the Products.

     (g) Seller agrees not to use any of Buyer's trademarks or trade names on or in connection with the Products except as permitted under this Agreement, and not to sell or dispose of any Products bearing any of Buyer's trademarks or trade names to any one other than Buyer, unless expressly authorized in writing by Buyer.

Section 19.  PATENTS

     (a) Seller hereby represents that, to the best of its knowledge, there are no third party patent, trade secret, or copyright rights which would be infringed by the manufacture, use or sale of the Products to be supplied hereunder.

     (b) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

     (c) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

     (d) Nothing in this Agreement shall constitute or be construed as a grant by one party to the other party of any right or license under any patent (including any design patent or utility models) or any other proprietary right or interest in any designs, design data, or "know-how" suggestions, ideas or any other technical information (hereinafter collectively called "Technical Information") disclosed by one party to the other hereunder, and the disclosing party shall have the right, free of any claim for compensation by the receiving party based on such disclosure, whether or not such rights are subject to registration as identical property rights, to patent, register, use, license, assign and alienate, in any manner whatsoever as the disclosing party sees fit, any Technical Information disclosed hereunder.

     (e) The provisions of this Section 18 shall survive any termination of this Agreement.

Section 20. CONFIDENTIAL  INFORMATION

     (a) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

     (b) The parties agree that during the effectiveness of this Agreement, each party may disclose Technical Information or other information, suggestions, or ideas relating to the Products, or to parts thereof, or to designs or methods of manufacture, tests, or use thereof, to the other party to be used in the manufacture of Product. **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

     (c) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

     (d) The execution of this Agreement or any action taken hereunder by Buyer shall not constitute, nor in any way be construed as, an acknowledgment or admission by Buyer of the validity or scope of any Technical Information which may be supplied by Seller to Buyer during the term of this Agreement.


Section 21. WARRANTY: EPIDEMIC FAILURE

     (a) Buyer shall be responsible for the administration and all costs associated with Warranty; **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

     (b) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

     (c) **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

        (d) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

        (e) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

        (f) Notwithstanding any other provision of this Agreement, Seller warrants that the Products and parts sold to Buyer by Seller under this Agreement shall be of merchantable quality and shall be fit for the use for which they were intended.

        (g) The provisions of this Section 20 shall survive any termination of this Agreement.

Section 22. REPLACEMENT PARTS

        (a) Except as provided in subsection (e) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

        (b) General replacement parts currently in production shall be available for delivery within a reasonable time, ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

        (c) All replacement parts sold to Buyer for Products for the initial term of the agreement will be invoiced ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

        (d) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. ** Parts will be packaged individually and marked according to Buyer's packing instructions. Seller is responsible for proper identification of country of origin in accordance with U.S. customs regulations.

        (e) Buyer may, at its discretion, place orders for replacement parts directly with Seller's suppliers unless Seller owns the tools or equipment which the supplier would utilize for the manufacture of such parts. Seller shall include sufficient information on all purchased parts to enable Buyer to purchase the part from the original supplier, including the original supplier's name, catalog number, and a complete electrical or functional description, if applicable, and available to Seller.

        (f) When a particular model that Buyer purchases from Seller is discontinued, or when running changes are made to a current model, certain parts may become obsolete to Seller's production line. For example, this may occur when model changes require alteration of tools, dies, jigs or fixtures with the result that some parts can no longer be produced for replacement purposes.

                (i) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

                (ii) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

                (iii) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

        (g) Seller shall provide Buyer with:

                (i) part drawings sufficient for inspection purposes for all parts which Buyer desires to order. The drawings shall include main assemblies, subassemblies, and detail drawings together with a list of related parts (bill of materials). Materials, finishes, dimensions, tolerances, and any other special manufacturing specifications shall be clearly indicated. Seller shall not substitute one part for another without prior Buyer approval, if such substitute would effect form, fit or function;

                (ii) for Buyer's cataloging of new models, Seller shall prepare and deliver to Buyer Product Service exploded camera ready art, positives and/or negatives, replacement parts list, including exploded view of the Product and parts prices and two sets of blueprints of Product. This material shall be delivered to Buyer ninety (90) days prior to initial production of the finished Product. For replacement parts, Seller shall furnish Buyer with a reproducible current replacement parts list as product changes; and

                (iii) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

(h) All replacement parts delivered are subject to inspection and evaluation before final acceptance by Buyer and will be warranted as follows:

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                (i) All functional parts, components, and assemblies are
                guaranteed against any defects in design, material, or workmanship, ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST ** all non-functional parts, components, and assemblies are guaranteed against any defects in design, material, or workmanship ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST **

                (ii) If any parts offered by Seller are defective in material or workmanship, or do not conform to Seller's warranty, Buyer shall have the option of:

                        (A) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST **

                        (B) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST **

                (iii) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST **

        (i) In the event of a fire, flood or other event which prevents Seller from furnishing Buyer required proprietary parts, Seller shall permit Buyer to have manufactured all proprietary parts or assemblies which Buyer requires for as long as the Seller is not in a position to supply them. In the event Seller is sold to or otherwise acquired by another company, Seller shall require the acquiring company to assume all obligations of Seller's company to supply replacement parts to Buyer.

Section 23.     SERVICE AND SERVICE TRAINING MATERIALS

        Seller shall prepare and deliver to Buyer basic information on new models or update basic information on revised models thirty (30) days prior to initial production of finished Product. Service training material shall include all necessary props or complete Products required to effectively train field service personnel. ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST **

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Section 24.     PRODUCT CERTIFICATION AND COMPLIANCE WITH LAW

        (a) Seller shall be responsible for and shall take all necessary steps to ensure that the Products comply with all applicable laws, rules and regulations, including all laws, rules and regulations applicable in the country to which Seller states that the Products are currently certified for sale.

        (b) In the event Buyer makes a request to Seller and provides Seller with the applicable federal, state or local government specifications and requirements, or in the event any governmental agency makes such request or otherwise so requires, Seller shall determine and advise Buyer in writing whether the Products covered in this Agreement conform to the government specifications and standards applicable thereto; provided that Seller is obligated to provide such information only with respect to Products of which the expected annual purchase hereunder exceeds the level sufficient to cause investigation by applicable governmental authorities.

        (c) ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

        (d) The review or approval by Buyer of any designs, engineering drawings, quality control procedures, testing of any Seller processes or equipment by Buyer, or any other aspect of the design and manufacture of Products hereunder shall in no way relieve Seller of the responsibility for producing Products which are of good workmanship and performance and of merchantable quality and fit for the purpose intended.

Section 25.     HAZARDOUS CONDITIONS; PRODUCT RECALL

        (a) In the event that Seller or Buyer learns of any issue relating to a potential safety hazard or unsafe condition in the Products covered by this Agreement or is advised of such by competent authorities of any Government having jurisdiction over such Products, it will immediately advise the other party by the most expeditious means of communication. ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

        (b) In the event that any Products are found by Seller, Buyer or by any governmental agency or court having jurisdiction to contain a defect, serious quality or performance deficiency, or not be in compliance with any standard or requirement so as to require or make advisable that such Products be reworked or recalled, Seller will promptly communicate all relevant facts to Buyer and undertake all corrective actions including those required to meet all obligations imposed by laws, regulations, or orders, and shall

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        file all necessary papers, corrective action programs and other related documents; provided that Buyer shall cooperate with and assist Seller in any such filing and corrective action, and provided that nothing contained in this section shall preclude Buyer from taking such action as may be required of it under any such law or regulation. ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

Section 26.     PRODUCT LIABILITY

        Seller agrees to protect, defend, ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

Section 27.     ASBESTOS, AND PCB.

        Seller certifies, based on Seller's qualitative determination, that the Products or parts thereof do not contain asbestos or PCB's at this time and Seller will not introduce into the Products or replacement components any parts that contain asbestos or PCB's.

Section 28.     COMPLIANCE WITH LAWS.

        Seller agrees to comply with the applicable provisions of any federal, state or local law or ordinance and all orders, rules and regulations issued thereunder. Any provisions, representations or agreements required thereby to be included in the Agreement resulting from execution of this Agreement are incorporated herein by reference. Seller will, if requested, furnish any certifications of compliance required by law or regulation.

Section 29.     WORK ON OTHER PARTY'S PREMISES.

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        Buyer's representative shall, upon giving Seller advance notice, have reasonable access to Seller's premises during working hours to observe work in progress and to perform an audit on the implementation of any quality control requirements. The parties shall take all necessary precautions to prevent injury to person or property during the progress of work and shall indemnify each other and such other's successors, assigns, agents, employees and customers against all loss which may result in any way from any act or omission of either party, agents, employees, or subcontractors. Performance of audits or testing of equipment or procedures shall not relieve Seller of any responsibility under quality requirements or warranty provisions.

Section 30.     FURTHER ASSURANCES.

        Buyer hereby agrees to cooperate with Seller in connection with all matters relating to this Agreement.

Section 31.     FURTHER ASSURANCES.

        Buyer hereby agrees to cooperate with Seller in connection with all matters relating to this Agreement.

Section 32.     ASSIGNMENT.

        Neither this Agreement, nor any of the rights or interests of Buyer or Seller hereunder may be assigned, transferred or conveyed by operation of law or otherwise without the prior written consent of the other party, except to an affiliate of the transferring party or, in the case of Seller, to any party to which all or substantially all of the assets and businesses of Seller are also, directly or indirectly, transferred or conveyed by operation of law at the same time.

Section 33.     TERMINATION.

        ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

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Section 34.     GOVERNING LAW.

        This Agreement and the relations between the parties under it shall be construed in accordance with the substantive law of the State of New York. In enforcing this contract, the parties may initiate proceedings in any appropriate jurisdiction as they deem fit. The service of any writ or summons or any legal process in respect to any such action or proceeding may be effected by forwarding a copy of the writ of summons or statement of claim or other legal process by prepaid letter to the address of the parties in the Notice provision below.

Section 35.     NOTICES.

        Any notice, request, consent, demand or other communication given or required to be given under this Agreement shall be effective only if in writing and delivered personally or mailed by first class registered or certified mail, postage prepaid, return receipt requested, telex or faxed, addressed to the respective addresses of the parties as follows:


                Notices to Buyer:

                Raytheon Commercial Laundry, LLC
                Shepard Street
                Ripon, WI 54971
                ATTN: President
                Fax: (414) 748-4334

                Notices to Buyer:

                ** OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST. **

Section 36.     SURVIVAL OF RIGHTS OF PARTIES.

        The termination of this Agreement shall not release either party from any liability, obligation or agreement which, pursuant to any provision of this Agreement, is to survive or be performed after such expiration or termination.

Section 37.     SUBJECT HEADINGS.

        The subject headings of this Agreement have been placed thereon for the convenience of the parties only and shall not be considered in any question of interpretation or construction of this Agreement.

Section 38.     WAIVER.

        The failure of either party to enforce at any time or for any period of time any provision, of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision.

Section 39.     ENTIRE AGREEMENT.

        (a) All agreements between Buyer and Seller for the sale of the Products by Seller to Buyer shall include and be governed exclusively by the terms and conditions set forth in this Agreement, except as the parties may otherwise agree in writing duly executed by their respective duly authorized representatives which expressly references this Agreement. In case of any conflict between this Agreement and any Production Order, purchase order, acceptance, correspondence, memorandum, or document for or relating to the Products exchanged by Buyer and Seller during the term of this Agreement which is not executed by duly authorized representatives of both parties, this Agreement shall govern and prevail. Any printed terms and conditions of any such documents shall, in any event, be deemed deleted and shall not be binding upon the parties.

        (b) The foregoing contains the entire and only agreement between the parties respecting the manufacture of Products and sale thereof by Seller to Buyer and the purchase by Buyer from Seller of such Products. All prior and collateral representations, promise or conditions in connection with the subject matter are merged herein. Any representation, promise or condition not incorporated herein shall not be binding upon either party.

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in duplicate as of the date first above written.


                                 RAYTHEON COMMERCIAL LAUNDRY LLC


                                 BY: /s/ Bruce P. Rounds
                                     -----------------------------------
                                       Title: VICE PRESIDENT BUSINESS
                                                DEVELOPMENT & SECRETARY

                                 [APPLIANCE CO.]

                                 BY: ** OMITTED PURSUANT TO CONFIDENTIAL
                                     TREATMENT REQUEST. **
                                     -----------------------------------


                                 BY:
                                     -----------------------------------

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